CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38561, 333-25435, 333-49081, 333-53079,
333-59905,  333-61085,  333-06385, 333-01046, 33-83832, 333-44046, 333-58066 and
333-84827) of Spectrian Corporation of our reports dated April 17, 2001, except for Note 14 which is as of May 23, 2001, relating to the financial statements, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
June 1, 2001






                                       S-1